UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 14, 2005
Date of Report (Date of earliest event reported)

INTER-TEL, INCORPORATED
(Exact name of registrant as specified in its charter)

Arizona	(Commission File Number)	86-0220994
(State or other jurisdiction of incorporation)	0-10211	(I.R.S. Employer Identification No.)
1615 S. 52nd Street
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)
(480) 449-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES
Item 1.01. Entry into a Material Definitive Agreement.
Effective October 14, 2005, the issuer has adopted a non-qualified deferred compensation plan pursuant to which its non-employee directors may defer their compensation for board service, including board and committee meeting fees and quarterly stipends.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2005	INTER-TEL, INCORPORATED
	By:	/s/ Kurt R. Kneip
Chief Financial Officer